UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
1.125% Notes due 2023	SYK23	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

As previously disclosed, in connection with the completion of the acquisition by Stryker Corporation (the “Company”) of Wright Medical Group N.V. (“Wright”) on November 11, 2020, a series of mergers occurred after the consummation of the Company’s tender offer for all of Wright’s outstanding ordinary shares (“Shares”).

As a result of the mergers, each Share held by Wright shareholders who did not tender their Shares pursuant to the tender offer was converted into the right to receive merger consideration consisting of an amount in cash equal to $30.75 per Share without interest and less applicable withholding taxes. As described in the tender offer materials, the paying agent for the mergers deducted and withheld from the merger consideration Dutch dividend withholding tax (dividendbelasting) in an amount equal to $1.85 (the “Dutch Exit Tax Amount”) for each Share exchanged for cash in the mergers. As described in the tender offer materials, the paying agent for the mergers was to retain the Dutch Exit Tax Amount so withheld until January 1, 2022 or such earlier date as directed by Stryker, and Stryker was to notify the paying agent in writing on or prior to January 1, 2022 to either (i) remit the Dutch Exit Tax Amount to the appropriate Dutch governmental authority if the legislative proposal (the Emergency Act on Conditional Final Dividend Withholding Tax Levy (Spoedwet conditionele eindafrekening dividendbelasting)) that had been submitted to the Dutch parliament or any replacement legislative proposal with substantially the same scope (the “Proposal”) were enacted prior to January 1, 2022 (the “Dutch Exit Tax”) or (ii) remit the applicable amount of the Dutch Exit Tax Amount to each former holder of Shares whose Shares were exchanged for cash in the mergers if (a) the Proposal had not been enacted prior to January 1, 2022 or (b) the Dutch Exit Tax was enacted prior to January 1, 2022, but no Dutch dividend tax withholding was required to be withheld.

The Proposal and the Dutch Exit Tax were not enacted prior to January 1, 2022. Accordingly, the Company has instructed the paying agent for the mergers to remit the $1.85 per share Dutch Exit Tax Amount to each former holder of Shares whose Shares were exchanged for cash in the mergers and from whom such amount was withheld. Payment of such amount to such former Wright shareholders is expected to be made promptly. Any such former Wright shareholder with questions regarding such payment should contact the bank, broker or other financial institutional that held such former Wright shareholder’s Shares as of the effective time of the mergers.

No Dutch Exit Tax Amount is payable in respect of Shares purchased by the Company in the tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date: January 3, 2022	/s/ Sean C. Etheridge
Sean C. Etheridge
Vice President, Corporate Secretary